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                                                                    EXHIBIT 23.4


                                  October 28, 1997


Robert J. Aronno
President and Chief Executive Office
Tinsley Laboratories, Inc.
3900 Lakeside Drive
Richmond, CA 92802

    Re:  Consent of Clark & Trevithick

Dear Mr. Aronno:


    We hereby consent to the incorporation by reference of our tax opinion identified as Exhibit No. 8.2 to that certain Form S-4 Registration Statement under the Securities Act of 1933 (Registration No. 333-38359) and the disclosure of the name of our firm therein, including the Prospectus constituting a part thereof, and any amendment thereto.


                                          Very truly yours,

                                          CLARK & TREVITHICK,
                                          a Professional Corporation

BAR:ams